Exhibit 10.144

THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This third amendment (“Third Amendment”) dated as of June 23, 2023 is made to that certain Executive Employment Agreement dated June 1, 2018 (as amended through the date hereof, the “Agreement”) between EVO Transportation & Energy Services, Inc. (“Company”) and Billy (“Trey”) Peck, Jr. (“Executive”). Capitalized terms used and not defined herein shall have the meaning set forth therefor in the Agreement.

In consideration of the mutual premises set forth above, the terms contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged and agreed, the parties agree as follows:

Section 1. Compensation. Section 3(a) of the Agreement is deleted and replaced in its entirety with:

3. Compensation. (a) Initial Base Salary. During the Employment Term, effective June 1, 2023, the Company will pay Employee an annual base salary as compensation for his services (the “Base Salary”) at the initial rate of $250,000. The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices, but no later than monthly. The Base Salary will be subject to review and adjustments will be made based upon the Company’s standard practices.

Section 2. Vacation. Section 5 of the Agreement is deleted and replaced in its entirety with:

5. Vacation. During the Employment Term, effective June 1, 2023, Employee will be eligible to accrue paid vacation of up to twenty-two (22) days per 12-month period beginning June 1 of each year (“Calculation Period”), prorated for any partial Calculation Period for which Employee is employed, in accordance with the Company’s standard vacation policy (including, without limitation, its policy on the maximum accrual, carry-over and payout), with the timing and duration of specific vacations mutually and reasonably agreed to by Employee and the Company.

Section 3. Miscellaneous. Except as modified by this Third Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have affixed their signatures as of the date above first written.

EVO TRANSPORTATION & ENERGY SERVICES, INC.

By: /s/ Michael Bayles____________________________
Name: Michael Bayles
Title: Chief Executive Officer

EXECUTIVE

/s/ Billy Peck, Jr.__________________________
Billy (“Trey”) Peck, Jr.